SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 13, 1999


                    COLUMBIA FINANCIAL OF KENTUCKY, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


             OHIO                      0-23935              61-1319175
----------------------------     ---------------------     -------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer
      of incorporation)                                      I.D. No.)

  2497 Dixie Highway, Ft. Mitchell, Kentucky          41017-3085
  ------------------------------------------          ----------
   (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (606) 331-2419


Item 5.   Other Events.

      On May 13, 1999, the Board of Directors of Columbia Financial of Kentucky, Inc., an Ohio corporation ("CFKY"), declared a special cash distribution in the amount of $3.00 per share to each shareholder of record on May 25, 1999, to be paid on June 8, 1999. Based on consultation with its tax advisors, management of CFKY expects that at least part of the distribution will be a non-taxable return of capital, although the exact amount of the distribution that could be considered non-taxable cannot be confirmed until the end of CFKY's 1999 tax year. Notices will be mailed to CFKY shareholders in January 2000 advising them of the amount considered non-taxable. Shareholders are advised to consult with their personal tax advisors with respect to their particular income tax situations.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    COLUMBIA FINANCIAL OF KENTUCKY, INC.


                                    By:       /s/ Robert V. Lynch
                                           Robert V. Lynch, President

Date:  May 14, 1999